Exhibit 10.3

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT OF

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT OF                                   (the “First Amendment”) is entered into this              day of June, 2003 (the “Effective Date”), by and between VendingData Corporation, a Nevada corporation (the “Company”) and                                  (the “Employee”).

WHEREAS, the parties entered into an Employment Agreement dated                                (the “Agreement”); and

WHEREAS, as of the date of the Agreement, the Employee was the                                           ; and

WHEREAS, since the date of the Agreement, the Employee’s title with the Company has been changed from                                                                   ; and

WHEREAS, the parties desire that the Employee remain in the Company’s employ as its                                                                                       for a period beyond the term of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.                                       Acceleration of Stock Option Grant.  The stock options reflected in Section 5.1(b)(iii) of the Agreement are hereby granted as of the Effective Date of this First Amendment and shall vest on the second year anniversary of the Agreement.

2.                                       The First Extended Term.  The term of the Agreement is hereby extended from                                         , 2003 through and including                                           , 2006 (the “First Extended Term”).

3.                                       Grant of Stock Options.  In consideration of the Employee’s agreement to remain in the employ of the Company as its                                                             through the First Extended Term, as of the Effective Date, the Company hereby grants to Employee stock options to purchase                              (             ) shares (the “Shares”) of the Company’s common stock at two dollars and fifty cents ($2.50) per share.  The stock options shall vest as follows:

(a)          On                               , 2004 and provided that the Employee is still employed with the Company, stock options to purchase                                   (             ) Shares shall vest.

(b)         On                               , 2005 and provided that the Employee is still employed with the Company, stock options to purchase                                   (             ) Shares shall vest.

(c)          On                               , 2006 and provided that the Employee is still employed with the Company, stock options to purchase                                  (             ) Shares shall vest.

4.                                       Base Salary.  During the Extended Term, the Employee’s base salary shall be not less than                                   ($                              ).

5.                                       No Further Modifications.  Except as modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date and year first above written.

VendingData Corporation

By:
Steven J. Blad
President and Chief Executive Officer

[Employee]